SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GILMAN CIOCIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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i

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Corporate Headquarters
11 Raymond Avenue • Poughkeepsie, NY 12603
845.485.5278 tel • 845.622.3638 fax

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Gilman Ciocia, Inc. The meeting will be held on January 10, 2013 at the Marco Island Marriot Resort & Spa, 400 S. Collier Boulevard, Marco Island, FL 34145, beginning at 10:00 a.m., local time. To be admitted to the Annual Meeting, please present valid picture identification.

The purpose of the meeting is to act on the matters listed in the attached Notice and discussed in the accompanying Proxy Statement.

Your vote is important. You can ensure that your shares are voted at the meeting by completing, signing and returning the enclosed proxy card. If your shares are held by a broker, bank or other nominee and you plan to attend the meeting, please contact the person responsible for your account regarding your intention to attend the meeting so they will know how you intend to vote your shares at that time.

Thank you for your interest in the affairs of the Company.

Cordially,

By:	/s/ Michael Ryan
Michael Ryan
Title: Chief Executive Officer

Poughkeepsie, New York
December 11, 2012

Corporate Headquarters
11 Raymond Avenue • Poughkeepsie, NY 12603
845.485.5278 tel • 845.622.3638 fax

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PLACE: Marco Island Marriot Resort & Spa, 400 S. Collier Boulevard, Marco Island, FL 34145

DATE AND TIME: January 10, 2013 at 10:00 a.m., local time

ITEMS OF BUSINESS:

1. To elect two Class C directors, identified in the accompanying proxy statement, to hold office until our Annual Meeting of stockholders with respect to the year ending June 30, 2015, and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal (“Proposal No. 1”);

2. To ratify the appointment of Liggett, Vogt & Webb, P.A. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013 (“Proposal No. 2”); and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

WHO MAY ATTEND:
We will permit only stockholders, or persons holding proxies from stockholders, to attend the Annual Meeting.

WHO MAY VOTE: You may vote if you were a stockholder of record of Gilman Ciocia's common stock at the close of business on November 28, 2012 or if you hold a proxy from a stockholder of record. Proof of ownership is required. A list of all stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the annual meeting for 10 days prior to the date thereof

PROXY VOTING: Your vote is important. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Our board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposal No. 2

The proxy materials will be furnished to stockholders on or about December 11, 2012.
.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on January 10, 2013: This proxy statement and the Annual Report for our fiscal year ended June 30, 2012 are available on the following website: www.gtax.com

By Order of the Board of Directors,

By:	/s/ James Ciocia
James Ciocia
Title: Chairman of the Board

Poughkeepsie, New York
December 11, 2012

v

PROXY STATEMENT

GILMAN CIOCIA, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 10, 2013

ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Gilman Ciocia, Inc. (“we”, “us”, “our” or the “Company”). The proxies will be voted at our Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The Meeting will be held on January 10, 2013 at the Marco Island Marriot Resort & Spa, 400 S. Collier Boulevard, Marco Island, FL 34145, beginning at 10:00 a.m., local time. Our proxy statement and proxy card are being mailed to stockholders beginning on or about December 11, 2012.

WHEN IS THE RECORD DATE FOR THE MEETING? WHO IS ELIGIBLE TO VOTE?

November 28, 2012 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Meeting. On the Record Date, 96,446,179 shares of our common stock $0.01 par value per share (“Common Stock”) were outstanding. The Common Stock is the only class of securities entitled to vote at the Meeting.

Each outstanding share of Common Stock entitles its holder to one vote. Holders of the Common Stock will vote together as a single class on all matters presented at the Meeting.

Your vote is important.  Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted “For”, “Against” or “Abstain” with respect to the other proposal.

WHAT IS THE QUORUM FOR THE MEETING?

A quorum is present if the holders of at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of election appointed for the annual meeting who will also determine whether or not a quorum is present. No business may be conducted at the Meeting if a quorum is not present. Abstentions from voting and “broker non-votes,” described below, will be counted in determining whether a quorum is present.

HOW MANY VOTES ARE NEEDED TO ACT ON PROPOSALS AT THE MEETING?

The election of our two Class C directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting, provided a quorum is present. Therefore, the nominees receiving the greatest number of votes cast at the Meeting will be elected as Class C directors of the Company. Broker non-votes and abstentions will have no effect on the election of Class C directors.

The affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present, is necessary to approve the ratification of the appointment of Liggett, Vogt & Webb, P.A.  Abstentions will have no effect on Proposal 2.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

Abstentions with respect to the election of directors will have no effect on the outcome of the vote. Abstentions with respect to Proposal No. 2 will have the same effect as an AGAINST vote. Abstentions will be counted for the purpose of determining a quorum at the Annual Meeting.

Matters subject to stockholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

The Board recommends that you vote:

(1) FOR the election of the two Class C directors; and

(2) FOR the ratification of the appointment of Liggett, Vogt & Webb, P.A as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

HOW MAY I VOTE SHARES REGISTERED IN MY NAME?

You may vote shares registered in your name in person at the Meeting or by submitting a proxy before the Meeting.

You may vote by signing, dating and returning the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a stockholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signer's full title and provide a certificate or other proof of appointment.

HOW ARE PROXIES VOTED?

All properly submitted proxies will be voted at the Meeting according to the instructions given in the proxy. Our officers designated to vote the proxies returned pursuant to this solicitation are Ted Finkelstein, Vice President, Secretary and General Counsel and Jay Palma, Treasurer and Chief Accounting Officer.

WHAT IF A PROPERLY EXECUTED PROXY CARD IS RETURNED WITHOUT ANY VOTING INSTRUCTIONS?

If you are a stockholder of record and return an executed proxy card without voting instructions, your shares will be voted:

(1) FOR the election of the two Class C directors; and

(2) FOR the ratification of the appointment of Liggett, Vogt & Webb, P.A as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

IF I SUBMIT A PROXY, MAY I STILL VOTE MY SHARES AT THE MEETING?

Yes. Submitting a proxy does not limit your right to vote at the Meeting if you decide to attend the Meeting and vote in person.

MAY I REVOKE A PROXY?

You may revoke your proxy prior to the Meeting (1) by providing written notice to our Vice President, Secretary and General Counsel, Ted Finkelstein, at Gilman Ciocia, Inc., 11 Raymond Avenue, Poughkeepsie, New York 12603, or (2) by submitting a later-dated proxy by mail. You may also revoke your proxy by attending the Meeting and voting in person. Attending the Meeting will not, by itself, revoke a proxy.

HOW DO I VOTE MY SHARES HELD IN “STREET NAME”?

If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

IF I HOLD SHARES IN A BROKERAGE ACCOUNT AND DO NOT RETURN VOTING INSTRUCTIONS, WILL MY SHARES BE VOTED?

Brokerage firms may vote in their discretion on certain matters on behalf of clients who did not provide voting instructions prior to the Meeting. Generally, brokerage firms may vote on proposals to ratify auditors and on other routine matters. A “broker non-vote” occurs only when brokers or other nominees have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote. This means that, if your shares are held in a brokerage account and you do not return voting instructions to your broker by the broker's deadline, your shares still may be voted on the proposal to ratify the appointment of Liggett, Vogt & Webb, P.A as our independent registered public accounting firm but will not be voted on the proposal to elect our Class C directors.   It is therefore important that you provide voting instructions to your broker if your shares are held by a broker, so that you vote with respect to electing our Class C directors.

WHAT IF OTHER BUSINESS IS PRESENTED AT THE MEETING?

We have not received proper notice, and are not presently aware of any business to be transacted at the Meeting other than as described in this proxy statement. If any other item or proposal properly comes before the Meeting (including, but not limited to, a proposal to adjourn the Meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted in accordance with the discretion of the authorized person, or in the absence of such authorization, the officers designated to vote the proxies.

WHO WILL COUNT THE VOTE?

It is expected that Ted Finkelstein, Vice President, Secretary and General Counsel of the Company, will tabulate the votes and act as inspector of the election.

HOW MAY I COMMUNICATE WITH THE BOARD OF DIRECTORS?

You may communicate with the Board of Directors individually or as a group by writing to: [Board of Directors] [Board Member] c/o Ted Finkelstein, Vice President, Secretary and General Counsel, 11 Raymond Avenue, Poughkeepsie, New York 12603. Communications are directed to the relevant director if addressed to an individual director, or to the Chairman of our Board if addressed to the Board.  You should identify your communication as being from a Gilman Ciocia stockholder. The Secretary may require reasonable evidence that your communication or other submission is made by a Gilman Ciocia stockholder before transmitting your communication to our Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Composition
On August 20, 2007, the Company, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I and WebFinancial Corporation (the “Investment Purchasers”), Michael Ryan, Carole Enisman, Ted Finkelstein, Dennis Conroy, and Prime Partners, Inc. and Prime Partners II, holding companies owned in part by Michael Ryan (the “Existing Shareholders”) entered into a Shareholders Agreement as part of a private placement of the Company’s Common Stock (the “Investment Purchase”).  Pursuant to the terms of the Shareholders Agreement: at the closing of the Investment Purchase, the Investment Purchasers were given the right to designate two directors (the “Investor Directors”) for election to our board of directors (the “Board”). So long as the Existing Shareholders own at least 10% of the outstanding shares of Common Stock, the Existing Shareholders have the right to nominate two directors (the “Existing Shareholder Directors”) for election to the Board; and the Investor Directors and the Existing Shareholder Directors shall jointly nominate three independent directors.  As of the Record Date, the Investment Purchasers and the Existing Shareholders collectively own approximately 65.1% of our issued and outstanding Common Stock, and accordingly, these stockholders have the ability to influence certain actions requiring a stockholder vote, including the election of directors.

Our Board of Directors presently consists of six directors.   Our Certificate of Incorporation provides that our Board is divided into three classes (Class A, Class B and Class C) with overlapping three-year terms.  The terms of office of Classes A, B and C expire at different times in annual succession with one class being elected at each Annual Meeting of Stockholders.  Edward Cohen and Frederick Wasserman are Class A members and will serve until the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2013 (the “Fiscal 2013 Stockholder Meeting”).  James Ciocia and Michael Ryan are Class B directors and will serve until the Annual Meeting of Stockholders with respect to the year ending June 30, 2014 (the “Fiscal 2014 Stockholder Meeting”). John Levy and Allan Page are Class C members and are up for re-election at this year’s Annual Meeting of Stockholders.

Election of Directors
The stockholders are being asked to elect John Levy and Allan Page as Class C directors at the Annual Meeting.  As Class C directors, John Levy and Allan Page will serve until the Annual Meeting of Stockholders with respect to the year ending June 30, 2015 (the “Fiscal 2015 Stockholder Meeting”), and in each case until a successor is elected and qualified or until his earlier death, resignation or removal. On October 5, 2012, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved the nomination of John Levy and Allan Page as Class C directors.

Management expects that each of the nominees will be available to serve upon election, but if either of the nominees is unable to serve at the time the election occurs, the proxies will be voted for the election of another nominee to be designated by the Board.

CLASS C DIRECTORS (term expires at the Fiscal 2015 Stockholder Meeting)

The description below provides the name, age, principal occupation and other directorships of each nominee and the year in which he became a director of the Company. Except as otherwise noted, each has held his principal occupation for at least five years. The description below also includes a summary of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee is qualified to serve on the Board.

JOHN LEVY, DIRECTOR.  Mr. Levy has been a director of the Company since October 2006 and since September 4, 2007, has served as Lead Director.  Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  Mr. Levy served as Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton. Mr. Levy is a director and non-executive Chairman of the Board of Applied Minerals, Inc., a publicly traded exploration stage natural resource and mining company, and a director and audit committee member of Applied Energetics, Inc., a publicly traded company that specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies.  Mr. Levy is NACD Fellow, the highest level of credentialing for corporate directors and corporate governance professionals.  As an NACD Board Leadership Fellow, he has demonstrated his knowledge of the leading trends and practices that define exemplary corporate governance today, and has committed to developing professional insights through a sophisticated course of ongoing study.  Mr. Levy is a frequent speaker on the roles and responsibilities of Board members and audit committee members. He has authored The 21st Century Director: Ethical and Legal Responsibilities of Board Members, Acquisitions to Grow the Business: Structure, Due Diligence, Financing, Creating the Best Projections You Can: Insights and Techniques and Ethics and Sustainability: A 4-way Path to Success.  All four courses have initially been presented to various state accounting societies.  Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph’s University in Philadelphia.  Mr. Levy brings to our board vast financial experiences as a Certified Public Accountant, former Chief Financial Officer of several companies and as Chief Executive Officer of a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. In addition, Mr. Levy brings to our board, his role as Lead Director and Chairman of our audit committee, substantial experience with complex accounting and reporting issues, financial strategies, SEC filings, corporate governance and corporate transactions.

ALLAN PAGE, DIRECTOR.  Mr. Page has been a director of the Company since October 2006.  Mr. Page is the principal of A. Page & Associates LLC, an international consulting firm he founded in 2002 that is engaged in project development and advisory work in the energy market sector.  Mr. Page is also Chairman and cofounder of The Hudson Renewable Energy Institute, Inc. a not for profit corporation promoting market applications for the public use of renewable energy.  Prior to founding A. Page & Associates, Mr. Page spent more than thirty years with the CH Energy Group Inc., holding a variety of positions including President.  Mr. Page started his employment as a distribution engineer at Central Hudson Gas and Electric, the principal subsidiary of the CH Energy Group and was the executive responsible for the development of a family of competitive business units for CH Energy Group.  The competitive businesses included an electric generation company, an energy services company, and fuel oil companies operating along the eastern sea board.  Mr. Page holds B.S. degrees in physics, civil engineering and electrical engineering and a masters degree in industrial administration, all from Union College.  As the Principal of an international consulting firm engaged in project development and advisory work, Chairman of a not for profit and as former President of a public company, Mr. Page brings to our board a wealth of experience in strategic planning, business initiatives and developing businesses.

RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR the election of John Levy and Allan Page as Class C directors.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has engaged Liggett, Vogt & Webb, P.A (“Liggett”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2013.  Sherb & Co., LLP (“Sherb”) audited our financial statements since the fiscal year ended June 30, 2006. Carl Vogt, CPA, a former partner of Sherb, is one of the founding partners of Liggett. A representative of Liggett is expected be present at the Meeting with the opportunity to make a statement if he or she desires to do so and may be available to respond to appropriate questions.

Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of our independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee's selection. If the stockholders do not ratify the selection of Liggett, the selection of an independent registered public accounting firm may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage Liggett, should it deem such engagement to be in the best interest of the Company. Notwithstanding the ratification of Liggett as our independent registered public accounting firm for the fiscal year ending June 30, 2013, the Audit Committee retains the right to replace Liggett at any time, without stockholder approval.

The following table sets forth the aggregate fees billed by Sherb for the fiscal years ended June 30, 2012 and 2011 for professional services rendered to us for the audit of our annual financial statements, for the reviews of the financial statements, included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of us during those fiscal years. All of such fees were pre-approved by our Audit Committee or Board of Directors in the absence of an Audit Committee. The Audit Committee’s policy is to pre-approve all audit and non-audit services, subject to a de minimis exception for non-audit services of 8% of the total pre-approved amounts to be paid to outside auditors.

	Fiscal 2012	Fiscal 2011
Audit Fees	$175,000	$175,000

RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR proposal 2 to ratify the appointment of Liggett as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Certain Information Regarding Directors and Executives

The following table sets forth our directors and executive officers as of June 30, 2012, their ages, the positions held by them with the Company, the years their terms will expire and their classes of director.  Our executive officers are appointed by, and serve at the discretion of the Board.  Each executive officer is a full-time employee of the Company.  Michael Ryan and Carole Enisman are married.

Name	Age	Position	Year Board Term Will Expire	Class
James Ciocia	56	Chairman of the Board of Directors	2014	B
Michael Ryan	54	Chief Executive Officer, President and Director	2014	B
Edward Cohen (2)(3)	73	Director	2013	A
John Levy (1)(2)	56	Lead Director	2015	C
Allan Page (1)(3)	65	Director	2015	C
Frederick Wasserman (1)(2)	58	Director	2013	A
Carole Enisman	53	Executive Vice President of Operations	n/a	n/a
Ted Finkelstein	59	Vice President, Secretary and General Counsel	n/a	n/a
Jay Palma	49	Chief Accounting Officer and Treasurer	n/a	n/a

(1) Audit Committee member
(2) Compensation Committee member
(3) Corporate Governance and Nominating Committee member

JAMES CIOCIA, CHAIRMAN OF THE BOARD OF DIRECTORS.  Mr. Ciocia is a principal founder of the Company having opened the Company's first tax preparation office in 1981. In addition to serving the Company as its Chief Executive Officer until November 6, 2000, Mr. Ciocia is a registered representative of PCS. Mr. Ciocia holds a B.S. in Accounting from St. John's University.  Mr. Ciocia brings to the board of directors extensive business and operating experience and tremendous knowledge of our Company as well as insights into and experiences within the tax preparation and financial planning industry.  Mr. Ciocia provides our board with Company-specific experience and expertise in tax preparation and financial planning matters.

MICHAEL RYAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Ryan was appointed the Company's President and Chief Executive Officer in August 2002.  Mr. Ryan co-founded PCS and is a founding member and past President of the Mid-Hudson Chapter of the International Association for Financial Planning. Mr. Ryan holds a B.S. in Finance from Syracuse University. Mr. Ryan was first elected as a director in 1999.  Mr. Ryan brings to our board of directors extensive business and operating experience and tremendous knowledge of our Company as well as insights into and experiences within the tax preparation and financial planning industry.  In addition, Mr. Ryan brings his broad strategic vision for Gilman Ciocia to our board of directors.  Mr. Ryan’s service as the Chief Executive Officer, President and Director creates a critical link between management and our board of directors, enabling our board to perform its oversight function with the benefits of management’s perspectives on the business.

EDWARD COHEN, DIRECTOR. Mr. Cohen has been a director of the Company since 2003.  Mr. Cohen has been Counsel to the international law firm of Katten Muchin Rosenman LLP since February 2002, and before that was a partner in the firm (with which he has been affiliated since 1963).  Mr. Cohen is a director of Full Circle Capital Corporation, a business development corporation under the Investment Company Act.  Mr. Cohen is a graduate of the University of Michigan and Harvard Law School. As a former partner of an international law firm and a member of the boards of several public companies, Mr. Cohen brings to our board a wealth of legal, corporate and securities expertise.

JOHN LEVY, DIRECTOR.  Mr. Levy has been a director of the Company since October 2006 and since September 4, 2007, has served as Lead Director.  Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  Mr. Levy served as Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton. Mr. Levy is a director and non-executive Chairman of the Board of Applied Minerals, Inc., a publicly traded exploration stage natural resource and mining company, and a director and audit committee member of Applied Energetics, Inc., a publicly traded company that specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies.  Mr. Levy is NACD Fellow, the highest level of credentialing for corporate directors and corporate governance professionals.  As an NACD Board Leadership Fellow, he has demonstrated his knowledge of the leading trends and practices that define exemplary corporate governance today, and has committed to developing professional insights through a sophisticated course of ongoing study.  Mr. Levy is a frequent speaker on the roles and responsibilities of Board members and audit committee members. He has authored The 21st Century Director: Ethical and Legal Responsibilities of Board Members, Acquisitions to Grow the Business: Structure, Due Diligence, Financing, Creating the Best Projections You Can: Insights and Techniques and Ethics and Sustainability: A 4-way Path to Success.  All four courses have initially been presented to various state accounting societies.  Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph’s University in Philadelphia.  Mr. Levy brings to our board vast financial experiences as a Certified Public Accountant, former Chief Financial Officer of several companies and as Chief Executive Officer of a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. In addition, Mr. Levy brings to our board, his role as Lead Director and Chairman of our audit committee, substantial experience with complex accounting and reporting issues, financial strategies, SEC filings, corporate governance and corporate transact.

ALLAN PAGE, DIRECTOR.  Mr. Page has been a director of the Company since October 2006.  Mr. Page is the principal of A. Page & Associates LLC, an international consulting firm he founded in 2002 that is engaged in project development and advisory work in the energy market sector.  Mr. Page is also Chairman and cofounder of The Hudson Renewable Energy Institute, Inc. a not for profit corporation promoting market applications for the public use of renewable energy.  Prior to founding A. Page & Associates, Mr. Page spent more than thirty years with the CH Energy Group Inc., holding a variety of positions including President.  Mr. Page started his employment as a distribution engineer at Central Hudson Gas and Electric, the principal subsidiary of the CH Energy Group and was the executive responsible for the development of a family of competitive business units for CH Energy Group.  The competitive businesses included an electric generation company, an energy services company, and fuel oil companies operating along the eastern sea board.  Mr. Page holds B.S. degrees in physics, civil engineering and electrical engineering and a masters degree in industrial administration, all from Union College.  As the Principal of an international consulting firm engaged in project development and advisory work, Chairman of a not for profit and as former President of a public company, Mr. Page brings to our board a wealth of experience in strategic planning, business initiatives and developing businesses.

FREDERICK WASSERMAN, DIRECTOR.  Mr. Wasserman has been a director of the Company since September 2007.  Since May 2008 Mr. Wasserman has served as the President of FGW Partners, LLC, which provides management and financial consulting services.  From January 2007 until April 2008 Mr. Wasserman provided management and financial consulting services as a sole practitioner.  From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005.  Mr. Wasserman is non-executive Chariman of the Board and audit committee member for DHL Holdings Corp. (formerly TeamStaff, Inc.), a provider of government logistics services.  Mr. Wasserman is also a director and Chairman of the audit committee of MAM Software Group Inc., a provider of software products for the automobile aftermarket, director, Chairman of the compensation committee and audit committee member of Acme Communications, Inc., an owner and operator of television stations, and director, Chairman of the audit committee and compensation committee member of Breeze-Eastern Corporation, a manufacturer and distributor of cargo and rescue lifting equipment.  Mr. Wasserman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1976.  As the President of a management and financial consulting services firm, and former Chief Financial Officer, Chief Operating Officer and President of several public and private companies, Mr. Wasserman brings to our board a great deal of experience as an active member of a number of public company boards as well as a deep understanding of the financial and operational aspects of a business.

CAROLE ENISMAN, EXECUTIVE VICE PRESIDENT OF OPERATIONS. Ms. Enisman was appointed the Executive Vice President of Operations of the Company on November 15, 2004. Ms. Enisman began her career with the Company in 1990 as a Financial Planner.  Ms. Enisman graduated from the University of Miami (Florida) with degrees in Economics and Political Science.

TED FINKELSTEIN, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY.  Mr. Finkelstein has been Vice President and General Counsel of the Company since February 1, 2007 and Secretary since December 18, 2008.  He was Associate General Counsel of the Company from October 11, 2004 to February 1, 2007.  Mr. Finkelstein was Vice President and General Counsel of the Company from June 1, 2001 to October 11, 2004.  Mr. Finkelstein has a B.S. degree in Accounting.  He is a Cum Laude graduate of Union University, Albany Law School and also has a Master of Laws in Taxation from New York University Law School.  Mr. Finkelstein has approximately 30 years of varied legal experience including acting as outside counsel for PCS prior to joining the Company.

JAY PALMA, CHIEF ACCOUNTING OFFICER AND TREASURER.   Mr. Palma had been the Vice President of Tax and Accounting Services of the Company since January 2008 and the Financial Operations Officer for the Company’s broker dealer subsidiary Prime Capital Services, Inc. since January 2011 and was appointed Chief Accounting Officer and Treasurer on February 18, 2012.  Mr. Palma holds a B.B.A. from the University of Notre Dame and an M.B.A. from Pace University.  Prior to joining the Company in 2008, Mr. Palma was employed by Byram Concrete and Supply, Inc. as a Controller.  From 1989 to 2006, Mr. Palma was employed by Star Gas Partners, MLP, where he held various financial and operational management positions.  Mr. Palma was also employed by PepsiCo, Inc. as an International Corporate Auditor from 1987 to 1989 and by a predecessor firm of KPMG, LLP as a Senior Auditor from 1985 to 1987.

Legal Proceedings

On April 6, 2012, the State of Florida Office of Financial Regulation commenced an Administrative Proceeding (the “OFR Administrative Proceeding”) against PCS, Asset & Financial Planning, Ltd. (“AFP”), a wholly owned subsidiary and a registered investment advisor, and three registered representatives of PCS (the “Registered Representatives”).  The OFR Administrative Proceeding sought the imposition of administrative fines in the amount of $575,000.00 from PCS, $238,500.00 from AFP and $323,500 from the registered representatives. The allegations in the OFR Administrative Proceeding concerned the impact of management fees on the bonus provisions of a rider on 55 customer variable annuities between 2007 and 2010.  AFP has since instituted procedures to insure that no other variable annuities under management are similarly impacted.   PCS, AFP and the registered representatives believed that these transactions were an administrative error and that the customers did not suffer any economic harm or damage.  PCS, AFP and the registered representatives did not believe that the imposition of administrative fines was appropriate and they vigorously defended against the OFR Administrative Proceeding.  On September 7, 2012 a settlement in principle of the OFR Administrative Proceeding was agreed to as follows:  PCS, AFP and the Registered Representatives will pay $70,000 in joint and several fines, the allocation of which will be subject to further discussion; PCS, AFP and the Registered Representatives will pay $30,000 in costs; and two of the Registered Representatives will sign two (2) year registration agreements, subject to negotiation.  Upon execution of a written settlement agreement, the OFR Administrative Proceeding will be dismissed with prejudice.

On July 10, 2012, the State of Florida Office of Financial Regulation commenced a lawsuit in Florida state court (the “OFR Court Case”) against the Company, Asset & Financial Planning, Ltd. (“AFP”), an affiliated registered investment advisor, and the Registered Representatives.  The OFR Court Case requested that the Company be enjoined from violating the Florida Securities and Investor Protection Act and for restitution for the customers. The Company, AFP and the Registered Representatives vigorously defended against the OFR Court Case.  On September 7, 2012 a settlement in principle of the OFR Administrative Proceeding was agreed to as follows:  PCS, AFP and the Registered Representatives will pay $100,000 in restitution to the customers to be distributed pursuant to further agreement.  Upon execution of a written settlement agreement, the OFR Court Case will be dismissed with prejudice.

On June 30, 2009, the Securities and Exchange Commission (“SEC”) commenced an administrative proceeding against the Company and PCS.   Under the terms of a settlement reached with the SEC on March 16, 2010, the Company and PCS agreed to certain undertakings, including retaining an Independent Compliance Consultant to conduct a comprehensive review of their supervisory, compliance and other policies, practices and procedures related to variable annuities. On October 20, 2010, the Independent Compliance Consultant submitted his report of recommendations to the SEC.  The Company, PCS and AFP, the Company’s registered investment advisor subsidiary, have implemented all material recommendations of the Independent Compliance Consultant, including the following changes to their supervisory, compliance and other policies, practices and procedures:

•	Moving the supervision of representatives of PCS from the PCS Compliance Department to a new Supervision Department.
•	Fingerprinting all non-registered personnel who regularly have access to the keeping, handling or processing of securities, monies or the original books and records relating thereto.
•	Conducting unannounced PCS branch exams and enhancing branch exam procedures.
•	Reviewing and revising procedures and new account forms for variable annuity purchases and exchanges.
•	Reviewing and revising training programs for representatives of PCS and AFP.

We and our wholly owned subsidiary Prime Capital Services, Inc. (“PCS”) have been named as a respondent in customer arbitrations and as a defendant in customer lawsuits (“Customer Claims”). These Customer Claims result from the actions of brokers affiliated with PCS.  Under the PCS registered representatives contract, each registered representative has indemnified us for these claims.  Most of these Customer Claims are covered by our errors and omissions insurance policy.  As of September 30, 2012, there were no pending Customer Claims against PCS or the Company.  We establish liabilities for potential losses from Customer Claims.  In establishing these liabilities, management uses its judgment to determine the probability that losses have been incurred and a reasonable estimate of the amount of losses.  While we will vigorously defend ourselves in these matters, and we assert insurance coverage and indemnification to the maximum extent possible, there can be no assurance that these lawsuits and arbitrations will not have a material adverse impact on our financial position.

Director Designees Pursuant to Shareholders Agreement

As described in Proposal 1, on August 20, 2007, in connection with the Investment Purchase, the Company entered into a Shareholders Agreement with the Investment Purchasers and the Existing Shareholders.  Pursuant to the terms of the Shareholders Agreement: at the closing of the Investment Purchase, the Investment Purchasers were given the right to designate two Investor Directors for election to our Board. So long as the Existing Shareholders own at least 10% of the outstanding shares of Common Stock, the Existing Shareholders have the right to nominate two Existing Shareholder Directors for election to the Board. The Investor Directors and the Existing Shareholder Directors shall jointly nominate three independent directors. The Investor Purchasers and the Existing Shareholders agreed to take such action as may be reasonably required under applicable law to cause the Investor Purchasers’ designees and the Existing Shareholders’ designees to be elected to the Board.  We agreed to include each of the Director designees of the Investor Purchasers and the Existing Shareholders on each slate of nominees for election to the Board proposed by the Company, to recommend the election of such designees to the shareholders of the Company, and to use commercially reasonable efforts to cause such designees to be elected to the Board. One of the Investor Directors shall be appointed as a member of the Compensation Committee of the Board and one of the Investor Directors shall have the right to attend all Audit Committee meetings.  The consent of one of the Investor Directors is required for certain Company actions above designated thresholds, including the issuance, redemption or purchase of equity or debt, the issuance of an omnibus stock plan, the creation of any new class of securities, certain affiliate transactions, changes to our certificate of incorporation or bylaws, entering into a merger, reorganization or sale of the Company or acquiring any significant business assets, or material changes to the business line of the Company.  The Investment Purchasers agreed to a one year standstill agreement concerning the acquisition of our assets, our securities, proxy solicitations, voting trusts or tender offers.  The Investment Purchasers were granted a right of first refusal for future securities issued by the Company and we were granted a right of first refusal for sales of Common Stock by the Investment Purchasers and by the Existing Shareholders.

 Director Independence

The independent members of our Board are Edward Cohen, John Levy, Allan Page and Frederick Wasserman, all who have been deemed to be independent pursuant to in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.

Meetings

Our Board met twelve times during fiscal 2012 and acted by written consent two times.  All directors were present at least 90% of the combined Board and committee meetings on which they served in fiscal 2012.  All directors are encouraged to attend our annual meeting of stockholders and all of our directors attended last year’s annual meeting.

Board Committees

Audit Committee

Our Audit Committee is comprised of John Levy, Chair, Allan Page and Frederick Wasserman.  The Audit Committee met four times during fiscal 2012.  The functions of the Audit Committee are as set forth in the Audit Committee Charter, which can be viewed on our website at www.gtax.com.  Our Board has determined that each of Messrs. Levy, Page and Wasserman is independent as defined in Rule 5005(a)(19) of the listing standards of the Nasdaq Stock Market and Rule 10A-3 of the Exchange Act.  Our board of directors also has determined that Mr. Levy is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act.  The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor’s independence.  Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee.  Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Edward Cohen, John Levy and Frederick Wasserman, Chair.  The Compensation Committee met one time during fiscal 2012.  The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.gtax.com.  Our Board has determined that each of Messrs. Cohen, Levy and Wasserman is independent as defined in Rule 5005(a)(19) of the listing standards of the Nasdaq Stock Market. In accordance with the Compensation Committee Charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act.

None of the members of the Compensation Committee has ever been an executive officer or employee of us or any of our subsidiaries, or has any relationship with us or our executives, other than their directorship and equity interests in us as disclosed in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” During fiscal 2012, none of our executive officers served on the Compensation Committee or board of any other entity that had any executive officer who also served on our board or our Compensation Committee.

Compensation Committee Report

The Compensation Committee is required, amongst other things, to discharge the Board’s responsibilities relating to the compensation and evaluation of our Senior Executives and to produce the report that the rules and regulations of the Securities and Exchange Commission may require to be included in, or incorporated by, reference into our annual report and proxy statement.  The Compensation Committee has not engaged compensation consultants to provide advice with respect to the form or amount of executive or director compensation.

Corporate Governance and Nominating Governance Committee

Our Corporate Governance and Nominating Committee is comprised of Edward Cohen, Chair, and Allan Page.  The Corporate Governance and Nominating Committee met one time during fiscal 2012.  The functions of the Corporate Governance and Nominating Committee are as set forth in the Corporate Governance and Nominating Committee Charter, which can be viewed on our website at www.gtax.com.  Our board of directors has determined that each of Messrs. Cohen and Page is independent as defined in Rule 5005(a)(19) of the listing standards of the Nasdaq Stock Market.  The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders.  Any such recommendations should be submitted in writing to our General Counsel at our principal executive offices.  Nominees recommended by stockholders will be evaluated in the same manner as nominees identified by management, the board of directors or the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, in making its recommendations regarding Board nominees, may consider some or all of the following factors, among others: judgment, skill, diversity, experiences with businesses and other organizations of a comparable size, the interplay of the candidate’s experience with that of the other Board members, the extent to which a candidate would be a desirable addition to the Board and any committees of the Board and whether or not the candidate would qualify as an “independent director” under applicable listing standards and the Sarbanes-Oxley Act of 2002 and any related Securities and Exchange Commission regulations.

Leadership Structure and Risk Oversight

Our Board has determined that having a non-employee Lead Director and a Board Chairman is the best leadership structure for the Company and the Board.  Having an independent Lead Director and a majority of independent directors allows the Board and management to have proper alignment and dialogue in all matters within the authority of the Board, including those related to risk oversight.  The key responsibilities of the Lead Director are as follows:

•
Ensuring that the responsibilities of the Board are well understood by both the Board and management and that the boundaries between Board and management responsibilities are clearly understood and respected.

•	Serving as Board ombudsman, so as to ensure that questions or comments of individual directors are heard and addressed.

•	Reviewing and making recommendations with respect to agendas for Board meetings.

•
Ensuring that Board meetings are conducted in such a manner that facilitates the exchange of constructive and objective points of view and encourages all directors to participate in a manner that is conducive to good decision-making.

•	Ensuring that the resources available to the Board, in particular timely and relevant information, are adequate to support its work.

•	Facilitating the process of conducting director and committee evaluations.

•	Promoting best practices and high standards of corporate governance.

•	Serving as a sounding board for the CEO and other members of senior management.

•	Serving as a point of contact for Board members to raise sensitive issues with the CEO.

•	Monitoring significant developments between Board meetings and assuring that the Board is informed as appropriate.

The Board also believes in empowering its standing Board committees and the chairs of such committees.  The functions, roles and responsibilities of the committees are set forth in their respective charters and described above.  The chairs of each committee are responsible, with input from management, for, among other things, setting the agendas for the meetings, leading the annual evaluations of their committees and other substantive and procedural matters.

The Board believes that the leadership structure it has chosen along with the risk oversight role, as described below, enables it to effectively oversee risk.  The key aspects of the Board’s risk oversight role are as follows:

•
The Board retains ultimate responsibility for risk oversight.  In carrying out this responsibility, the Board reviews the long-term and short-term internal and external risks facing the Company through its participation in long-range strategic planning and review.

•
The Board reviews the reports and recommendations of the Company’s Strategic Planning Committee comprised of Board directors Allan Page and John Levy and Michael Ryan, the Company’s CEO, Carole Enisman, Executive Vice President of Operations, Ted Finkelstein, Vice President, Secretary and General Counsel and Jay Palma, Chief Accounting Officer and Treasurer.

•	The Audit Committee is responsible for overseeing the risks related to financial reporting, internal controls and other areas of financial accounting, as set forth in its charter.

•	Subject to the Board's oversight, the Compensation Committee is responsible for reviewing and evaluating the risks related to our compensation programs, policies and practices.

•
Subject to the Board's oversight, the Corporate Governance and Nominating Committee is responsible for reviewing our governance practices, policies and programs, including director and management succession planning, recruiting and other areas that may impact our risk profile from a governance perspective.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the annual compensation of the Chief Executive Officer (the “CEO”) and the two most highly compensated executive officers other than the CEO (the “Named Executive Officers”) during the fiscal years ended June 30, 2012 and 2011:

Summary Compensation Table

Name and Principal Position	Year	Salary	Option Awards (1)	Bonus		All Other Compensation	(3)	Total
Michael Ryan	2012	$350,000	$—	$—	(2)	$17,589		$367,589
President, Chief Executive Officer and Director	2011	$350,000	$—	$20,580	(2)	$17,589		$388,169

Carole Enisman	2012	$235,000	$—	$—		$27,082		$262,082
Executive Vice President of Operations	2011	$235,000	$—	$—		$25,207		$260,207

Ted Finkelstein	2012	$185,000	$—	$—		$—		$185,000
Vice President, General Counsel and Secretary	2011	$185,000	$—	$—		$—		$185,000

(1)  During fiscal years 2012 and 2011 no options were granted to our executive officers.

(2)  Represents trails commissions earned as per an employment agreement with Michael Ryan whereby commissions were to be paid as draw against his bonus.  As per the agreement, no commissions were to be paid back no matter what bonus was calculated or if no bonus is paid.  In fiscal 2012 and 2011, no bonus was awarded.  Effective October 8, 2010 Mr. Ryan no longer receives trails commissions.

(3) Other Compensation includes the following:

Name and Principal Position	Year	Car Allowance	Commissions	Other Compensation

Michael Ryan	2012	$17, 589	$-	$17,589
President, Chief Executive Officer and Director	2011	$17, 589	$-	$17,589

Carole Enisman	2012	$13,830	$13,252	$27,082
Executive Vice President of Operations	2011	$13,630	$11,577	$25,207

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options, shares of restricted stock and stock options that have not vested for each of the Named Executive Officers at June 30, 2012.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael Ryan	78,060	52,040	—	$0.18	2/19/2019
Carole Enisman	66,900	44,600	—	$0.18	2/19/2019
Ted Finkelstein	61,320	40,880	—	$0.18	2/19/2019

(1)  Time-based stock option awards granted under the 2007 Stock Incentive Plan, which awards vest, subject to continuing employment, 20% annually commencing on the first anniversary of the date of grant.

EMPLOYMENT AGREEMENTS

On August 20, 2007, we entered into an employment agreement with Michael Ryan, our President and Chief Executive Officer (the "Employment Agreement"). The Employment Agreement contains the following salient terms: the term was originally from July 1, 2007 to June 30, 2011 but was extended to December 31, 2011 on July 14, 2011 by our Board of Directors after recommendation from the compensation committee, was extended to December 31, 2012 on May 9, 2012 by our Board of Directors after recommendation from the compensation committee and was extended to June 30, 2013 on October 5, 2012 by our Board of Directors after recommendation from the compensation committee; the base salary is $350.0 thousand per year; a bonus will be awarded to Mr. Ryan ranging from 40% of base salary to 100% of base salary if actual EBITDA results for a fiscal year exceed at least 85% of the EBITDA budgeted for such fiscal year; any commissions which were paid to Mr. Ryan for personal production reduced the bonus, but under no circumstances were the commission earned be paid back; a severance payment equal to base salary and bonus (computed at 100% of base salary) will be paid to Mr. Ryan for the greater of three years or the ending date of the term if he is terminated as the result of an involuntary change of control, or the greater of one year or the ending date of the term if he is terminated as the result of a voluntary change of control. In addition, Mr. Ryan agreed to a one year covenant not to compete with the Company and a two year covenant not to solicit customers or employees of ours or registered representatives of our broker-dealer subsidiary.

 POTENTIAL PAYMENTS UPON TERMINATION INCLUDING CHANGE OF CONTROL

		Voluntary	Voluntary Termination	Involuntary Termination
	Termination Without Cause (1)	Termination with Good Reason (1)	Following Change of Control (1)	Following Change of Control (2)
Payment due upon termination:
Cash Severance
Michael P. Ryan
Base Salary	$350,000	$350,000	$350,000	$1,050,000
Bonus	350,000	350,000	350,000	1,050,000
Total Cash Severance	$700,000	$700,000	$700,000	$2,100,000

(1)
Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of one year from the date of termination or the December 31, 2012 ending date of the term of his Employment Agreement.

(2)
Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of three years from the date of termination or the December 31, 2012 ending date of the term of his Employment Agreement.

		Voluntary	Voluntary Termination	Involuntary Termination
	Termination Without Cause (1)	Termination with Good Reason (1)	Following Change of Control (2)	Following Change of Control (2)
Payment due upon termination:
Cash Severance – Base Salary
Carole Enisman	$235,000	$235,000	$235,000	$235,000
Ted Finkelstein	$169,583	$169,583	$185,000	$185,000

(1)	Named Executive Officers will receive one month of compensation for each year of service with a maximum severance of one year.
(2)	Named Executive Officers will receive one year of compensation in a lump sum

DIRECTOR COMPENSATION

The table below summarizes the compensation earned by our directors during fiscal 2012:

	Fees Earned or Paid In Cash	Stock Awards (a)	Options Awards (b)	Commissions	Total

James Ciocia (1)	$24,000	$5,000	$5,000	$647,971	$681,971
Edward Cohen	$30,000	$5,000	$5,000	-	$40,000
John Levy	$54,000	$5,000	$5,000	-	$64,000
Nelson Obus (2)	$17,069	-	-	-	$17,069
Allan Page	$30,000	$5,000	$5,000	-	$40,000
Frederick Wasserman	$30,000	$5,000	$5,000	-	$40,000

(a)
The amounts reported for stock awards represent the full grant date fair value of awards granted in fiscal 2012 in accordance with guidance on share-based payments. Each director was awarded 100,000 shares on October 31, 2012.

(b)
The amounts reported for option awards represent the full grant date fair value of the stock option awards granted in fiscal 2012 in accordance with guidance on share-based payments. Each director was awarded 102,041 stock options on October 31, 2012.

(1)
Mr. Ciocia is Chairman of the Board of Directors and an employee of the Company. However, Mr. Ciocia’s employment compensation is 100% commission based. The time Mr. Ciocia devotes to board activities reduces his efforts to generate commission income. Therefore, the board has determined that Mr. Ciocia will receive compensation for his activities as a director equivalent to that of non-employee directors.

(2)	Mr. Obus resigned on February 17, 2012 and has not been replaced by the Investment Purchaser.

We use a combination of cash and equity incentive compensation for our non-employee directors.  In developing the compensation levels and mix for non-employee directors, we consider a number of factors, including the significant time commitment required of board and committee service as well as the need to attract highly qualified candidates for board service.

Each non-management director and James Ciocia, as a member of the board, receives an annual retainer fee of $24,000 plus $5,000 per year in restricted stock, based upon its then fair market value, and $5,000 per year in stock options using Black-Scholes valuation.  The Lead Director of the Board receives an additional annual retainer fee of $24,000.  Each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receives an additional $3,000 annually.

On October 31, 2012, we granted to Edward Cohen, John Levy, Allan Page and Frederick Wasserman, the independent members of our Board of Directors and to Jim Ciocia, our Chairman of the Board, in aggregate, $25.0 thousand in common stock options, or 510,205 common stock options each with an exercise price of $0.15 and a ten-year term which vest as to 20.0% of the shares annually commencing one year after the date of grant and which have a Black-Scholes value at the time of grant determined based on the closing price of our common stock on the date of grant.  Additionally, on October 31, 2012 we issued in the aggregate to these same board members $25.0 thousand in common stock, or 500,000 shares of Rule 144 restricted common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
5% Holders

The following table sets forth, as of the record date, the holdings of the only persons known to us to beneficially own more than 5% of our outstanding common stock, the only class of voting securities issued by us. Except as indicated in the footnotes to this table and the table following and pursuant to applicable community property laws, the persons named in the table and the table following have sole voting and investment power with respect to all shares of common stock. For each individual or group included in the table and the table following, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 97,522,106 shares of common stock outstanding as of the Record Date and the number of shares of common stock that such person or group had the right to acquire within 60 days of the Record Date, including, but not limited to, upon the exercise of options.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENTAGE OF CLASS

Michael Ryan 11 Raymond Avenue Poughkeepsie, NY 12603	63,511,858	(1)	65.1%

Carole Enisman 11 Raymond Avenue Poughkeepsie, NY 12603	63,511,858	(2)	65.1%

Ted Finkelstein 11 Raymond Avenue Poughkeepsie, NY 12603	63, 511,858	(3)	65.1%

Ralph Porpora 11 Raymond Avenue Poughkeepsie, NY 12603	63, 511,858	(4)	65.1%

Prime Partners II, LLC 11 Raymond Avenue Poughkeepsie, NY 12603	63, 511,858	(5)	65.1%

Nelson Obus 450 Seventh Avenue, Suite 509 New York, NY 10123	63, 511,858	(6)(7)	65.1%

Wynnefield Partners Small Cap Value LP 450 Seventh Avenue, Suite 509 New York, NY 10123	63, 511,858	(8)(9)	65.1%

Wynnefield Small Cap Value Offshore Fund, Ltd 450 Seventh Avenue, Suite 509 New York, NY 10123	63, 511,858	(8)(10)	65.1%

Wynnefield Partners Small Cap Value LP I 450 Seventh Avenue, Suite 509 New York, NY 10123	63, 511,858	(8)(11)	65.1%

WebFinancial Corporation 61 East Main Street Los Gatos, CA 95031	63, 511,858	(12)	65.1%

Dennis Conroy 11 Raymond Avenue Poughkeepsie, NY 12603	63, 511,858	(13)	65.1%

(1)
Includes 538,500 shares which are beneficially owned by Mr. Ryan personally and 78,060 shares underlying options.  Also includes 330,441 shares which are beneficially owned by Mr. Ryan's wife, Carole Enisman (the Executive Vice President of Operations of the Company) of which Mr. Ryan disclaims beneficial ownership; 1,093,798 shares which are beneficially owned by Prime Partners, Inc. of which Mr. Ryan is a shareholder, officer and director; 15,420,000 shares which are beneficially owned by Prime Partners II, LLC of which Mr. Ryan is a member and manager and 46,051,059 shares which are owned by certain of the other shareholders to the Shareholders Agreement of which   both Mr. Ryan and Prime Partners II, disclaim beneficial ownership. Does not include 52,040 shares issuable upon the exercise of unvested options awarded for employee compensation.

(2)
Includes 263,541 shares which are beneficially owned by Ms. Enisman personally and 66,900 shares underlying options.  Also includes 63,181,417 shares owned by certain of the other partners to the Shareholders Agreement of which shares Ms. Enisman disclaims beneficial ownership.  Does not include 44,600 shares issuable upon the exercise of unvested options awarded for employee compensation.

(3)
Includes 4,338,788 shares which are beneficially owned by Mr. Finkelstein personally and 61,320 shares underlying options.  Also includes 59,111,750 shares owned by certain of the other parties to the Shareholders Agreement and of which shares Mr. Finkelstein disclaims beneficial ownership. Does not include 40,880 shares issuable upon the exercise of unvested options awarded for employee compensation.

(4)
Includes 282,500 shares which are beneficially owned by Mr. Porpora personally and 40,080 shares underlying options.  Also includes 1,093,798 shares which are beneficially owned by Prime Partners, Inc. of which Mr. Porpora is a shareholder, officer and director; and 15,420,000 shares which are beneficially owned by Prime Partners II, LLC of which Mr. Porpora is a member and manager.  Also includes 46,675,480 shares owned by certain of the other parties to the Shareholders Agreement and of which shares Mr. Porpora disclaims beneficial ownership.  Does not include 26,720 shares issuable upon the exercise of unvested options awarded for employee compensation.

(5)	Includes 48,091,858 shares owned by certain of the other parties to the Shareholders Agreement and Prime Partners II, LLC disclaims beneficial ownership of these shares.

(6)
Includes 333,333 shares which are beneficially owned by Mr. Obus personally. Also includes 63,178,525 shares owned by certain of the other parties to the Shareholders Agreement and Mr. Obus disclaims beneficial ownership of these shares.

(7)
Wynnefield Capital Management, LLC, a New York limited liability company (“WCM”) is the sole general partner of each of Wynnefield Partners Small Cap Value LP, a Delaware limited partnership (“Wynnefield Partners”) and Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership (“Wynnefield Partners I”).  Nelson Obus and Joshua Landes are the co-managing members of WCM and by virtue of such positions with WCM, have the shared power to vote and dispose of the shares of our common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I.  Wynnefield Capital, Inc., a Delaware corporation (“WCI”), is the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company (“Wynnefield Offshore”).  Messrs. Obus and Landes are the co-principal executive officers of WCI and by virtue of such positions with WCI, have the shared power to vote and dispose of the shares of our common stock that are beneficially owned by Wynnefield Offshore.  Each of WCM, WCI and Messrs. Obus and Landes disclaims any beneficial ownership of the shares of our common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of their respective pecuniary interest in such shares.  Mr. Obus resigned as a director of the Company on February 17, 2012.

(8)
Includes 8,000,000 shares beneficially owned by Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Wynnefield Partners") and 10,000,000 shares beneficially owned by Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Wynnefield Partners I"). Wynnefield Capital Management, LLC, a New York limited liability company ("WCM") is the sole general partner of Wynnefield Partners and Wynnefield Partners I. Mr. Obus is a co-managing member of WCM and by virtue of his position with WCM, has the shared power to vote and dispose of the shares of our common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I. Includes 12,000,000 shares beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company ("Wynnefield   Offshore"). Wynnefield Capital, Inc., a Delaware corporation ("WCI"), is the sole investment manager of Wynnefield Offshore. Mr. Obus is a co-principal executive officer of WCI, and by virtue of his position with WCI, has the shared power to vote and dispose of the shares of our common stock that are beneficially owned by Wynnefield Offshore. Mr. Obus disclaims beneficial ownership of the shares of our common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of his pecuniary interest in such shares.

(9)	Includes 55,511,858 shares owned by certain of the other parties to the Shareholders Agreement and Wynnefield Partners Small Cap Value LP disclaims beneficial ownership of these shares.

(10)	Includes 51,511,858 shares owned by certain of the other parties to the Shareholders Agreement and Wynnefield Small Cap Value Offshore Fund, Ltd. disclaims beneficial ownership of these shares.

(11)	Includes 53,511,858 shares owned by certain of the other parties to the Shareholders Agreement and Wynnefield Small Cap Value, LP I disclaims beneficial ownership of these shares.

(12)	Includes 53,053,918 shares owned by certain of the other parties to the Shareholders Agreement and WebFinancial Corporation disclaims beneficial ownership of these shares.

(13)
Includes 537,098 shares which are beneficially owned by Mr. Conroy personally and 62,974,760 shares owned by certain of the other parties to the Shareholders Agreement and Mr. Conroy disclaims beneficial ownership of these shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of the record date, the beneficial ownership of our common stock by (i) each Company director, (ii), each Named Executive Officer and (iii) the directors and all executive officers as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENTAGE OF CLASS
James Ciocia 14802 North Dale Mabry Highway, Suite 101 Tampa, FL 33618	3,507,790	(1)	3.6%

Michael Ryan 11 Raymond Avenue Poughkeepsie, NY 12603	63,511,858	(2)	65.1%

Edward Cohen 45 Club Pointe Drive White Plains, NY 10605	1,102,286	(3)	1.1

Allan Page 9 Vassar Street Poughkeepsie, NY 12603	795,286	(3)	*

John Levy 110 Oak Tree Pass Westfield, NJ 07090	595,286	(3)	*

Carole Enisman 11 Raymond Avenue Poughkeepsie, NY 12603	63,511,858	(4)	65.1%

Frederick Wasserman 4 Nobadeer Drive Pennington, NJ 08534	592,286	(3)	*

Directors and executive officers as a group (nine persons)	70,118,954		71.9%

* Less than 1.0%

(1)
Includes 600,000 shares which are held jointly with Tracy Ciocia, Mr. Ciocia's wife; 9,100 shares are held as custodian for Mr. Ciocia's sons; and 219,673 shares underlying exercisable options awarded for Board of Director and employee compensation.

(2)
Includes 538,500 shares which are beneficially owned by Mr. Ryan personally and 78,060 shares underlying options.  Also includes 330,441 shares which are beneficially owned by Mr. Ryan's wife, Carole Enisman (the Executive Vice President of Operations of the Company) of which Mr. Ryan disclaims beneficial ownership; 1,093,798 shares which are beneficially owned by Prime Partners, Inc. of which Mr. Ryan is a shareholder, officer and director; 15,420,000 shares which are beneficially owned by Prime Partners II, LLC of which Mr. Ryan is a member and manager and 46,051,059 shares which are owned by certain of the other shareholders to the Shareholders Agreement of which both Mr. Ryan and Prime Partners II, disclaim beneficial ownership.

(3)	Includes 158,953 shares underlying exercisable options awarded for Board of Director compensation.

(4)
Includes 263,541 shares which are beneficially owned by Ms. Enisman personally and 66,900 shares underlying options.  Also includes 63,181,417 shares owned by certain of the other partners to the Shareholders Agreement of which shares Ms. Enisman disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  The SEC requires such officers, directors and greater than 10% stockholders to furnish to the Company copies of all forms that they file under Section 16(a).

To our knowledge based solely on a review of Forms 3, 4 and 5 and amendments thereto, all officers, directors and/or greater than 10% stockholders of ours complied with all Section 16(a) filing requirements during the fiscal year ended June 30, 2012.

CORPORATE GOVERNANCE

Adoption of Code of Ethics

We have adopted a written Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions and is consistent with the rules and regulations of the Exchange Act.  A copy of the Code of Ethics is available on our website at www.gtax.com.  We will disclose any amendment to or waiver of our Code of Ethics on our website.

Communications with our Board

Communications to our Board or to any director individually may be made by writing to the following address:

Attention: [Board of Directors] [Board Member]
                  c/o Ted Finkelstein, Vice President, Secretary and General Counsel
                  11 Raymond Avenue
                  Poughkeepsie, NY 12603

Communications sent to the physical mailing address are forwarded to the relevant director if addressed to an individual director, or to the chairman of our Board if addressed to the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Ciocia, our Chairman of the Board of Directors and a financial planner for the Company, receives commissions based on a variable percentage of his own business production and under which he received an aggregate of $0.6 million in fiscal 2012.

On November 3, 2011 we issued an unsecured promissory note in the amount of $40.0 thousand to Michael Ryan, our President and Chief Executive Officer, payable on demand by Mr. Ryan at an interest rate of 10.0% per annum.  During fiscal 2012 the largest aggregate amount outstanding was $40.0 thousand and resulted in interest being paid of $2.6 thousand.

On September 23, 2011 we issued an unsecured promissory note in the amount of $50.0 thousand to Carole Enisman, our Executive Vice President of Operations, payable on demand by Ms. Enisman at an interest rate of 10.0% per annum.   During fiscal 2012 the largest aggregate amount outstanding was $50.0 thousand and resulted in interest being paid of $3.8 thousand.

On September 21, 2011 we issued an unsecured promissory note in the amount of $50.0 thousand to Mr. Finkelstein, payable on demand by Mr. Finkelstein at an interest rate of 10.0% per annum which was paid in full on November 1, 2011.  During fiscal 2012 the largest aggregate amount outstanding was $50.0 thousand and resulted in interest being paid of $0.6 thousand.

On May 26, 2011 we issued an unsecured promissory note in the amount of $50.0 thousand to Ted Finkelstein, our Vice President, General Counsel and Secretary payable on demand by Mr. Finkelstein at an interest rate of 10.0% per annum which was paid in full on July 1, 2011.  During fiscal 2012 the largest aggregate amount outstanding was $50.0 thousand and resulted in minimal interest being paid.

On January 27, 2009, Ms. Enisman purchased a $170.0 thousand Note of the $3.8 million of Notes.  On November 24, 2009 Ms. Enisman purchased an additional $40.0 thousand Note and Mr. Ryan purchased a $38.0 thousand Note of the $3.8 million Notes.  The Notes with Ms. Enisman were amended on March 2, 2010 and May 31, 2011 and was also amended on May 31, 2012 extending the due date to July 1, 2013.  The Note with Mr. Ryan was amended on April 19, 2010 and May 31, 2011 and was also amended on May 31, 2012 extending the due date to July 1, 2013.   During fiscal 2012 the largest aggregate amount outstanding was $248.0 thousand and resulted in interest being paid of $24.8 thousand.

On December 3, 2008, three trusts of which James Ciocia is a trustee, purchased an aggregate of $0.3 million of the Notes issued pursuant to the Offering in reliance upon the exemption from registration in Rule 506 of Regulation D.  On August 19, 2009, these trusts purchased an additional $0.3 million of the Notes.  The Notes with the three trusts were amended on April 19, 2010 and May 31, 2011 and was also amended on May 31, 2012 extending the due date to July 1, 2013.  During fiscal 2012 the largest aggregate amount outstanding was $0.6 million and resulted in interest being paid of $60.0 thousand.

As of September 1, 2008, we entered into a $0.5 million promissory note with Prime Partners (the “Prime Partners Note”).  The Prime Partners Note provided for 10% interest to be paid in arrears through the end of the previous month on the 15th day of each month commencing on October 15, 2008.  The principal of the Prime Partners Note was to be paid on or before July 1, 2009.  Michael Ryan is a director, an officer and a significant shareholder of Prime Partners.  The Prime Partners Note was amended as of June 30, 2009 to extend the due date of principal to July 1, 2010.  The Prime Partners Note was again amended as of May 5, 2010 to extend the due date of principal to July 1, 2011.  The Prime Partners Note was again amended as of August 1, 2010 to provide for 42 monthly payments of $15.0 thousand comprised of principal and interest at 10% on the 15th day of each month commencing on August 15, 2010 and ending on January 15, 2014.  Up to and including June 30, 2011, in the event that we determined that we could not make a payment on the monthly due date, we could defer the payment by sending written notice to Prime Partners.  Any payment so deferred, was to be paid by adding each such deferred payment to the 42 month amortization schedule as an increased monthly payment commencing on August 15, 2011.

No payments were deferred by us.  In the event that we are in default on any of the promissory notes issued in our Regulation D Private Placement, within 30 days from written notice by us, Prime Partners shall repay to us all principal payments requested in the notice.  This repayment obligation is secured by Prime Partner’s execution of a collateral assignment of a promissory note owed by Daniel R. Levy to Prime Partners dated January 23, 2004 in the original principal amount of $0.9 million and with a present outstanding principal balance of $0.3 million.  There shall be no fees owed by us to Prime Partners for any late payments and no acceleration of the Prime Partners Note as a result of any late payments.  During fiscal 2012 the largest aggregate amount outstanding was $0.4 million and resulted in interest being paid of $34.3 thousand.

On December 26, 2007, we entered into a promissory note in the amount of $0.3 million with Prime Partners for related party debt which was previously included in accrued expenses.  The note paid interest at 10.0% per annum.  The note was payable over 31 months and was paid in full in September 2011.  During fiscal 2012 the largest aggregate amount outstanding was $7.0 thousand and resulted in interest being paid of $0.1 thousand.

At June 30, 2012 and 2011, we owed to related parties as described above $1.2 million and $1.3 million, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Company's Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board (United States) (“PCAOB”) in Rule 3200T. T he Committee also received from the independent registered public accounting firm, written disclosures required by the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the firm's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors,  that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2012 filed by the Company with the Securities and Exchange Commission (“SEC”).

Members of the Audit Committee John Levy, Chairman Alan Page Frederick Wasserman

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COST OF SOLICITATION

We will pay the cost of soliciting proxies.  In addition, certain officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

 STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our Fiscal 2013 Stockholder Meeting, must submit the proposal in proper form to us at our address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than August 24, 2013 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting.  Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

If a stockholder submits a proposal after the August 24, 2013 deadline but still wishes to present the proposal at our Fiscal 2013 Stockholder Meeting (but not in our proxy statement for the Fiscal 2013 Stockholder Meeting), the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Secretary in proper form at the address set forth above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  If we do not receive notice by September 1, 2013 of a proposed matter to be submitted by a stockholder for stockholders vote at the Fiscal 2013 Stockholder Meeting, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS MEETING TO BE HELD ON JANUARY 10, 2013

The proxy statement, proxy and annual report to security holders for the year ended June 30, 2012 are available on our website at www.gtax.com under the captions “Company - SEC Filings” and “Company - Financial Information”.

You may also obtain directions to attend the Meeting and vote in person at the Marco Island Marriot Resort & Spa, 400 S. Collier Boulevard, Marco Island, FL 34145, beginning at 10:00 a.m., local time.  For directions, please visit www.marcoislandmarriott.com.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for fiscal year ended June 30, 2012 accompanies this Notice of Annual Meeting and Proxy Statement.  No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of the notice, this proxy statement or our annual report, as applicable, is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the Notice, this proxy statement or our annual report, as applicable, you may call us at (845) 485-5278 or send a written request to Gilman Ciocia, Inc., 11 Raymond Avenue, Poughkeepsie, New York 12603, attention Ted Finkelstein, Esq. If you have received only one copy of the Notice, Proxy Statement or Annual Report, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above.

Alternatively, stockholders sharing an address who now receive multiple copies of the Notice, Proxy Statement or Annual Report, may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

 OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the stockholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

Corporate Headquarters
11 Raymond Avenue Poughkeepsie, NY 12603
845.485.5278 tel 845.622.3638 fax

GILMAN CIOCIA, INC.
MEETING OF STOCKHOLDERS
JANUARY 10, 2013, 10:00 A.M. LOCAL TIME
MARCO ISLAND MARRIOT RESORT & SPA
400 S. COLLIER BOULEVARD
MARCO ISLAND, FLORIDA 34145

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GILMAN CIOCIA, INC.

I hereby appoint Ted Finkelstein and Jay Palma as proxies, each with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Gilman Ciocia, Inc. which I would be entitled to vote on all matters which may properly come before the Meeting of Stockholders of Gilman Ciocia to be held at the Marco Island Marriot Resort & Spa, 400 S. Collier Boulevard, Marco Island, FL 34145, beginning at 10:00 a.m., local time, or any adjournment or postponement of the Meeting.

THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD, AND THE PROXIES ARE EACH AUTHORIZED TO VOTE IN HIS OR HER DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

I acknowledge receipt of Gilman Ciocia's Notice of Meeting of Stockholders, dated December 11, 2012, Proxy Statement and the Company’s Annual Report for the year ended June 30, 2012.  You can also view the Annual Report on the internet at www.gtax.com/company

VOTE BY MAIL

GILMAN CIOCIA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2:

I. Election of Nominees for Director:

1.   01 – John Levy                                                                                        FOR ☐ WITHHOLD ☐

      02 – Allan Page                                                                                        FOR ☐ WITHHOLD ☐

II. Proposal:

2. To ratify the appointment of Liggett, Vogt & Webb, P.A. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.   In accordance with the discretion of the proxy as to all other business as may come before the meeting.  If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES AND PROPOSAL ABOVE. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.  This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned.

Address Change? Mark Box ☐ Indicate changes below: ☐ Yes, I plan to attend the Annual Meeting of Stockholders

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Mark, sign and date your proxy card and return it in the postage paid envelope provided.

The undersigned hereby ratifies and confirms all that said proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting.

Address Changes:              Dated: _________________________

                                                ________________________________
                                                Print Name

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Signature, if held jointly

                                                Please sign exactly as your
                                                name(s) appears on Proxy. If
                                                held in joint tenancy, all
                                                persons should sign. Trustees,
                                                administrators, etc., should
                                                include title and authority.
                                                Companies should provide the
                                                full name of the corporation and
                                                the title of the authorized
                                                officer signing the proxy.

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